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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement.
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2)).
[X]  Definitive Proxy Statement.
[ ]  Definitive Additional Materials.
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                           Coachmen Industries, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

--------------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

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     3) Filing Party:

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     4) Date Filed:

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PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION
CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                                  [COACH LOGO]
                           COACHMEN INDUSTRIES, INC.
                                 P. O. BOX 3300
                             ELKHART, INDIANA 46515
                                  574-262-0123

                               ------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             TO BE HELD MAY 1, 2003

                               ------------------

To the Shareholders of
   COACHMEN INDUSTRIES, INC.

      NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of COACHMEN INDUSTRIES, INC., an Indiana corporation, will be held at Christiana Creek Country Club, 116 West Bristol Street, Elkhart, Indiana, on May 1, 2003 at 10:00 A.M., for the following purposes:

      l. To elect three directors of the Company to hold office for the terms indicated in the proxy statement.

      2. To transact such other business as may properly come before the meeting or any adjournment thereof.

      Only shareholders of record at the close of business on March 17, 2003, are entitled to notice of and to vote at the meeting. Each such shareholder is entitled to one vote per share on all matters to be voted on at the meeting.

      Whether or not you expect to attend the meeting, please sign, date and return the enclosed proxy in the enclosed envelope.

                                           By order of the Board of Directors,

                                                    RICHARD M. LAVERS
                                                        Secretary
March 28, 2003

      PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED WHICH REQUIRES NO POSTAGE FOR MAILING IN THE UNITED STATES. A PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

                           COACHMEN INDUSTRIES, INC.
                                 P. O. BOX 3300
                             ELKHART, INDIANA 46515
                                  574-262-0123

                               ------------------

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 1, 2003
                               ------------------

     This Proxy Statement is being mailed to shareholders of COACHMEN INDUSTRIES, INC. ("Coachmen" or the "Company") on or about March 28, 2003, and is furnished in connection with the Board of Directors' solicitation of proxies to be used at the Annual Meeting of Shareholders to be held on May 1, 2003, at the time and place and for the purposes set forth in the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement. A shareholder executing a proxy has the power to revoke it at any time prior to the voting thereof. The Annual Report to Shareholders for the year 2002 accompanies this Proxy Statement. Additional copies of the Report may be obtained by writing to the Secretary of the Company.

     The expenses in connection with the solicitation of the enclosed form of proxy, including postage, printing and handling, and actual expenses incurred by brokerage houses, custodians, nominees and fiduciaries in forwarding documents to beneficial owners, will be paid by the Company. It is also expected that solicitation in person or by telephone will be made of some shareholders by certain directors, officers and employees of the Company without extra compensation.

                              ITEMS TO BE VOTED ON

     The following items will be voted on at the Annual Meeting:

        (1) The election of three nominees to serve on the Company's Board of Directors, and

        (2) Any other business that may properly come before the meeting or any adjournment thereof.

                               VOTING INFORMATION

     For purposes of the Annual Meeting, a quorum means a majority of the outstanding shares entitled to vote. As of the close of business on March 17, 2003, the record date for shareholders entitled to vote at the Annual Meeting, there were outstanding 15,428,242 shares of Common Stock, entitled to one vote each. In determining whether a quorum exists at the Annual Meeting, all shares represented in person or by proxy, including abstentions and broker non-votes, will be counted. A shareholder may, with respect to the election of directors,
(i) vote for the election of all named director nominees, (ii) withhold authority to vote for all named director nominees or (iii) vote for the election of all named director nominees other than any nominee with respect to whom the shareholder withholds authority to vote by so indicating in the appropriate space on the proxy. Proxies properly executed and received by the Company prior to the Annual Meeting and not revoked will be voted as directed therein on all matters presented at the meeting. In the absence of a specific direction from the shareholder, proxies will be voted for the election of all named director nominees.

     Directors are elected by a plurality of the votes cast by shares present in person or by proxy at the Annual Meeting and entitled to vote. For any other matter that may properly come before the meeting, approval is obtained if the votes cast in favor exceed the votes cast in opposition. Accordingly, withholding authority to vote in the election of directors, abstentions and broker non-votes will have no effect on any matter voted on at the Annual Meeting.

                             SHAREHOLDER PROPOSALS

     Shareholders wishing to include proposals in the Company's Proxy Statement and form of proxy for the 2004 Annual Meeting of Shareholders must submit such proposals so that they are received by the Secretary of the Company at the address indicated on page 1 by no later than November 28, 2003.

                            NOMINATIONS FOR DIRECTOR

     The Company's Bylaws provide that notice of proposed shareholder nominations for election of directors must be made in writing and either delivered or mailed by first-class United States mail, postage prepaid, to the Secretary of the Company, and in either case must be received by the Secretary of the Company not less than 60 days prior to the month and day of the anniversary of the last meeting of the shareholders called for the election of directors. Nominations for the 2004 meeting received after March 2, 2004 will be considered untimely. The advance notice requirement affords the Board of Directors the opportunity to consider the qualifications of all proposed nominees and, to the extent deemed necessary or desirable by the Board, inform shareholders about such qualifications. The notice must contain certain information about each proposed nominee, including his age, business and residence addresses and principal occupation, the number of shares of Common Stock beneficially owned by him and such other information as would be required to be included in a proxy statement soliciting proxies for the election of such proposed nominee. If the chairman of the annual meeting of shareholders determines that a nomination was not made in accordance with the foregoing procedures, such nomination is void.

                      OTHER BUSINESS AT THE ANNUAL MEETING

     For a shareholder to bring other business before the 2004 Annual Meeting of Shareholders, but not have it included in the proxy statement, timely notice must be submitted in writing, either delivered or mailed by first-class United States mail, postage prepaid, to the Secretary of the Company, and in either case be received by the Secretary of the Company not less than 60 days prior to the month and day of the anniversary of the mailing of the prior year's proxy statement. The notice must identify the proposing shareholder and his/her address, and contain a description of the proposed business and such other information as would be required to determine the appropriateness of including the proposal in a proxy statement. Shareholder proposals for the 2004 annual meeting received after January 27, 2004 will be considered untimely and the proxy solicited by the Company for next year's annual meeting may confer discretionary authority to vote on such matters without a description of them in the proxy statement for that meeting.

                             ELECTION OF DIRECTORS

     At the meeting, three directors of the Company are to be elected to hold office for terms of three years or until their successors are elected and qualified. Unless otherwise indicated on the proxy form, the authority conferred by the proxy will be used for the purpose of voting in favor of the three nominees listed below. If any such nominee shall be unable to serve, the proxies will be voted to fill any vacancy so arising in accordance with the discretionary authority of the persons named in the proxies. The Board of Directors has no reason to believe that any such nominee will be unable to serve.

                                                                                        YEAR FIRST
                                                                                         ELECTED
    NAME AND AGE                              PRINCIPAL OCCUPATION(1)                    DIRECTOR
    ------------                              -----------------------                   ----------
NOMINEES FOR ELECTION AS A DIRECTOR FOR A THREE-YEAR TERM EXPIRING IN 2006:
Claire C. Skinner(2)  (48)   Chairman of the Board, Chief Executive Officer &              1993
                               President
Donald W. Hudler      (68)   President & CEO, DDH Investments of Texas                     1999
Philip G. Lux         (74)   Past President of the Company (Retired 1991)                  1979
Directors whose terms expire in 2004:
Keith D. Corson(3)    (67)   Past President & Chief Operating Officer of the Company       1991
                               (Retired 2000)
Robert J. Deputy      (64)   Chairman & CEO, Godfrey Marine, Inc.                          1998
Edwin W. Miller       (57)   Chairman & CEO, Millennium Capital Group                      1998
Directors whose terms expire in 2005:
Thomas H. Corson      (75)   Past Chairman of the Board of the Company (Retired 1997)      1965
Geoffrey B. Bloom     (61)   Chairman of the Board, Wolverine World Wide, Inc.             1999
William P. Johnson    (61)   Chairman of the Board & CEO, Flying J, LLC                    1978
Rex Martin            (51)   Chairman, President & CEO, NIBCO, Inc, (Appointed to the      2003
                               remainder of the term of Fredrick M. Miller, deceased)

---------------

(1) All of the individuals have held the positions set opposite their names for more than the past five years except as follows: Ms. Skinner was elected Chairman and CEO of the Company on August 1, 1997 and she assumed the position of President on September 1, 2000, upon the retirement of Mr. K.D. Corson. Prior to 2000, Mr. Bloom was both Chairman and CEO of Wolverine World Wide, Inc. Mr. Hudler was Chairman and CEO of Saturn Retail Enterprises, Inc. from January 1, 1999 through June 30, 2001. Prior to that, Mr. Hudler was Chairman, President and CEO of Saturn Corp. GM and Vice President of General Motors, Inc. from April 1, 1997 through December 31, 1998. Mr. Johnson was Chairman of the Board of Goshen Rubber Co., Inc. until he retired in 2000. Mr. Miller was Vice President and Treasurer of Eli Lilly and Company until he retired on December 31, 1998.

(2) Claire C. Skinner is the daughter of Thomas H. Corson and niece of Keith D. Corson.

(3) Keith D. Corson is the brother of Thomas H. Corson and the uncle of Claire
    C. Skinner.

                       MEETINGS OF THE BOARD OF DIRECTORS

     During 2002, the Board of Directors held four meetings. All of the directors attended at least 75% of the meetings of the Board of Directors and the committees of which they were members in 2002, except Fredrick M. Miller, who died of cancer in 2002, and Mr. Martin, who was appointed on January 29, 2003 to fill the remainder of the term of Fredrick M. Miller.

     The Board of Directors has three committees as described below.

                          2002 COMMITTEES OF THE BOARD

                                AUDIT COMMITTEE

     The Board of Directors has adopted a written Audit Committee Charter that outlines the duties of the Audit Committee. A copy of this Charter is attached as Appendix A. All of the members of the Audit Committee are independent as defined in the New York Stock Exchange listing standards.

     Functions:

          - recommend appointment of independent auditor and oversees its activities

          - review audit reports and related financial matters

          - oversee that management has maintained the reliability and integrity of the accounting policies and financial reporting practices of the Company

          - establish and maintain processes to assure that an adequate system of internal control is functioning within the Company

          - establish and maintain reasonable processes to assure compliance by the Company with all applicable laws, regulations and corporate policy, including compliance, risk management and legal affairs.

The Audit Committee met eight times in 2002.

                             AUDIT COMMITTEE REPORT

     The Audit Committee, in carrying out its role, relies on the Company's senior management, including senior financial management, and its independent auditors. The Board of Directors has determined that the members of the Audit Committee are "independent," as defined in the corporate governance listing standards of the New York Stock Exchange relating to audit committees, meaning that they have no relationship to the Company that may interfere with the exercise of their independence from management and the Company.

     The Audit Committee of the Board of Directors oversees the Company's financial reporting process on behalf of the Board of Directors. It met, either in person or via conference calls, with management and the Company's independent auditors eight times during 2002 and has reported the results of its activities to the Board of Directors. In this connection, the Audit Committee has:

        - Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2002 with the Company's management and the independent auditors (both with and without management);

        - Reviewed and discussed the unaudited quarterly financial information and Quarterly Reports on Form 10-Q with management and the independent auditors;

        - Discussed with Ernst & Young LLP, the Company's independent auditors, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards), as amended, with respect to the quality, not just the acceptability of the Company's accounting principles; and

        - Received written disclosure regarding independence and letter of Ernst & Young LLP as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Ernst & Young LLP its independence.

Based on the review and discussions described above with respect to the Company's audited financial statements included in the Company's 2002 Annual Report to Shareholders, we have recommended to the Board of Directors that such financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

                        Members of the Audit Committee:
                          William P. Johnson, Chairman
                                 Philip G. Lux
                                Edwin W. Miller

                             COMPENSATION COMMITTEE

     The Board of Directors has adopted a written Compensation Committee Charter that outlines the duties of the Compensation Committee. A copy of this Charter is attached as Appendix B. All of the members of the Compensation Committee are independent as defined in the New York Stock Exchange listing standards.

     Functions:

        - develop and administer the compensation policies and practices of the Company

        - administer the Company's benefit, retirement programs and equity incentive plans and recommend changes subject to the approval of the Board of Directors

        - establish executive compensation.

The Compensation Committee met five times in 2002.

                         COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board of Directors (the "Committee") is responsible for developing and administering the compensation policies and practices of the Company to ensure that the Chief Executive Officer and other senior officers are compensated in a manner consistent with the stated objectives of the Company. The Committee also administers the Company's benefit, retirement programs and equity incentive plans and recommends changes subject to approval by the Board of Directors.

     The Company's compensation philosophy is to provide a competitive compensation program with incentives to achieve superior financial performance for the Company's stakeholders. The Company's executive compensation policies are designed to achieve these primary objectives:

        - Attract, retain, reward and motivate highly talented employees, who will lead the Company and achieve and inspire superior performance;

        - Provide incentives to improve the performance of Coachmen overall and of each business sector to which an executive is assigned;

        - Align the interests of management with those of the Company's shareholders in both the short and long-term by placing a significant portion of compensation "at risk", based upon the performance of the Company and its business units.

Executive compensation consists primarily of the following components: Base Salaries, Annual Incentive Plans and Long-Term Incentives.

BASE SALARIES

     Salaries are typically reviewed annually, on a calendar year basis. The Committee sets executive salaries based on competitive market levels, experience, individual and Company performance, levels of responsibility and inflationary factors. In order to attract and retain highly qualified talent, base salaries are targeted at the 50th percentile, based on survey results of companies in Coachmen's peer group, as well as a range of manufacturing companies with whom Coachmen might reasonably compete for executive talent. As the Committee determines that adjustments to certain base salaries are needed, they are based upon the degree of deficiency, the level of the executive's responsibility and personal performance, and business circumstances.

ANNUAL INCENTIVE PLANS

     The 2002 Executive Annual Performance Incentive Plan for Senior Executives emphasizes key performance factors that drive shareholder value. The plan provides opportunities for bonuses based on the performance of the Company and/or the performance of its operating divisions or profit-centers. An annual target bonus goal (the "Target Bonus"), which is expressed as a percentage of the participant's base salary, is established by the Committee. The degree to which this Target Bonus is earned or exceeded is directly linked to the degree the participant achieves or surpasses his/her pre-established financial objectives. Bonus levels may be expressed as either (i) a matrix of percentages or (ii) a mathematical formula that determines the percentage of the Target Bonus that is payable at varying levels of performance.

     Performance goals may be based on one or more financial criteria, either separately or combined, as well as other business criteria, such as measurements of compliance with Company policies or legal requirements, human resources criteria, measures of customer satisfaction and subjective evaluations of the executive's performance and personal development. For 2002, performance goals were based on sales, earnings per share (EPS), return on assets (ROA) and business unit contribution (BUC). Business unit contribution is pre-tax income adjusted for corporate administrative fees and inter-company interest income/expense. It includes operating income, outside interest, and other income/expense for the business unit.

                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

                                                                      LONG-TERM COMPENSATION
                                                                    --------------------------
                                        ANNUAL COMPENSATION         RESTRICTED    SECURITIES
         NAME AND                  ------------------------------     STOCK       UNDERLYING        ALL OTHER
    PRINCIPAL POSITION      YEAR    SALARY    BONUS(1)   OTHER(2)   AWARDS(3)    OPTIONS(#)(4)   COMPENSATION(5)
    ------------------      ----    ------    --------   --------   ----------   -------------   ---------------
Claire C. Skinner           2002   $310,000   $223,169   $    --     $    --          8,000         $ 46,420
Chairman of the Board,      2001    300,000         --        --          --             --           50,466
Chief Executive Officer     2000    281,000         --        --          --         50,000           14,609
and President

Michael R. Terlep, Jr.      2002    233,846    359,887     2,419          --          5,500           19,763
President and General       2001    195,000         --        --          --             --           20,358
Manager, Coachmen           2000    168,000     68,215        --          --         30,000            6,186
Recreational Vehicle
Company, LLC

Richard M. Lavers           2002    205,000     88,548    18,608          --          5,500           17,901
Executive Vice President    2001    195,000     69,000        --          --             --           22,161
and General Counsel and     2000    169,615         --        --          --         36,000            4,450
Secretary
Joseph P. Tomczak           2002   $200,000   $ 86,388   $10,761     $    --          5,500         $ 24,163
Executive Vice President    2001    100,000     20,000    96,517      59,085         36,000          139,822
and Chief Financial         2000         --         --        --          --             --               --
Officer

Steven E. Kerr              2002    180,000     63,189        --          --          5,500           30,209
President and General       2001    165,000    140,000        --          --             --           20,552
Manager, All American       2000    122,000    140,000        --          --         12,000            4,013
Homes, LLC

---------------
(1) The Company has incentive bonus plans for both designated officers and key management personnel. Prior to 2001, under these plans and subject to certain limitations and exceptions, bonus payments were made from an amount equal to a maximum of 20% of the result reached by subtracting 6% of the previous year-end net worth from annual earnings, before the bonuses described herein and income taxes. For 2002 and 2001, bonuses were paid under the Executive Annual Performance Incentive Plan described in the Compensation Committee Report. Included for Mr. Lavers in 2001 is an unrestricted grant of 2,000 shares of the Company's stock issued on August 23, 2001 with a market value totaling $24,000 on the grant date.

(2) In 2002, Mr. Terlep, Mr. Lavers and Mr. Tomczak were reimbursed for tax "gross ups" on restricted and unrestricted stock grants in the amount of $2,419, $18,608 and $10,761, respectively. Mr. Tomczak received tax "gross up" reimbursement for moving expenses of $96,517 in 2001.

(3) Mr. Tomczak's stock award vests over a three year period at a rate of 33 1/3% per year beginning with his first year anniversary. No dividends are paid on the unvested portion of the award. On December 31, 2002, the remaining value of Mr. Tomczak's award was $47,400.

(4) The options are for terms of five to ten years and become exercisable at the rate of 25% per year at the end of the first year.

(5) The Compensation Committee has approved executive deferred compensation agreements for certain corporate and subsidiary officers. These agreements provide monthly payments to executives upon retirement and provide for monthly payments to the executive's beneficiaries should the executive die prematurely. The benefits are funded by Company owned life insurance policies. These agreements provide for twenty-year payments upon retirement and are fully funded by the life insurance purchased. The amounts in this column include the Company's contributions under the deferred compensation plan and interest earned above 120% of the applicable federal rate. The Company's contributions under this plan for 2002 are as follows: Ms. Skinner, $19,170, Mr. Terlep, $4,070, Mr. Lavers, $2,351, Mr. Tomczak, $0 and Mr. Kerr, $1,966. In addition, the Company established a retirement plan under Section 401(k) effective January 1, 2000. Company contributions for 2001 under this plan were $4,000 each for Ms. Skinner, Mr. Kerr, and Mr. Terlep, $4,300 for Mr. Lavers and $3,000 for Mr. Tomczak. In addition, the Compensation Committee has approved a Supplemental Employee Retirement Plan for certain corporate and subsidiary officers. The participants direct the Company to invest funds in mutual fund investments and Company stock. The matching contributions vest after a five-year period. Participant benefits are limited to the value of the vested benefits held on their behalf. The Company's contributions under this plan for 2002 are as follows: Ms. Skinner, $23,250, Mr. Terlep, $11,693, Mr. Lavers, $11,250 Mr. Tomczak, $15,000 and Mr. Kerr, $24,243. Mr. Tomczak was reimbursed for moving expenses of $132,322 in 2001 and $6,163 in 2002.

LONG-TERM INCENTIVES

     Long-term incentive compensation opportunities are provided to executives in positions with significant responsibilities, accountabilities and potential impact on long-term corporate performance. Long-term incentive compensation is generally made available in the form of stock options and restricted stock. These awards are available under the 2000 Omnibus Stock Incentive Program, as approved by the shareholders. The Committee approves participation in and the level of stock option grants and stock awards made to individual executives. Options granted during 2002 vest over a period of four years, and lapse after ten years. The exercise price must at least equal the fair market value of the Common Stock on the date of grant. Holders must be employed by the Company at the time of vesting in order to exercise the options. The Committee awarded Claire C. Skinner stock options for 8,000 shares of the Company's Common Stock in 2002 and awarded each of the other named executive officers stock options for 5,500 shares in 2002.

     In 2002 a new long-term incentive program, (the "Performance Based Restricted Stock Plan"), was approved for senior managers for implementation in 2003. The purpose of the Performance Based Restricted Stock Plan is to further align the interests of executives and senior management with those of the shareholders, to motivate and reward superior performance, to enhance recruitment and retention and to advance stock ownership by senior company executives. The plan provides senior managers an opportunity for an incentive award consisting of restricted stock grants.

     The awards under the Performance Based Restricted Stock Plan are based on the actual financial performance of the Company at the conclusion of the Performance Measurement Period, as measured against a three year plan (Performance Measurement Target) approved by the Board of Directors. The financial performance measurement for the Performance Based Restricted Stock Plan is consolidated Net Income.

     In order to earn any award for any three year Performance Measurement Period, at least 85% of the Performance Measurement Target must be achieved. The maximum level award is 115% of the Performance Measurement Target. The amount of the participant's long-term incentive award is determined at the end of each Performance Measurement Period. The amount of the award earned by a participant will be determined by multiplying (i) the participant's target award for the Performance Measurement Period by (ii) the percentage obtained as a result of dividing the Company's actual consolidated net income during the Performance Measurement Period by the consolidated net income target established for the Performance Measurement Period.

     In the event of a "Change in Control" all shares subject to restricted stock awards will vest immediately, and will be delivered to the participants, without restrictions.

     To be eligible for a distribution a participant must have participated as a full time employee of the Company, continuously from the beginning of the Performance Measurement Period, unless the participant's employment is terminated by reason of death, disability, or normal retirement, or the Committee, in its discretion, determines otherwise in the event a participant's employment is terminated for other than cause or early retirement, and be in compliance with the Company's Code of Conduct and any applicable Business Protection Agreements.

     The Committee believes that long term incentives encourage equity ownership interest in the Company, assuring that the interests of the Company's senior executives are closely aligned with the interests of the shareholders.

STOCK OPTION GRANTS

     During 2002, there were 30,000 stock option grants awarded from the Company's 2000 Omnibus Stock Incentive Program to the executives named in this proxy statement.

STOCK OPTION GRANTS TABLE

     The following table shows information with respect to options for the Company's Common Stock granted under the Company's 2000 Omnibus Stock Incentive Program.

OPTION GRANTS IN LAST FISCAL YEAR

                                                                                               POTENTIAL REALIZABLE VALUE
                                                                                                AT ASSUMED ANNUAL RATES
                                 NUMBER OF                                                           OF STOCK PRICE
                                 SECURITIES      % OF TOTAL                                     APPRECIATION FOR OPTION
                                 UNDERLYING       OPTIONS                                                 TERM
                                  OPTIONS        GRANTED TO      EXERCISE      EXPIRATION      --------------------------
                                 GRANTED(1)      EMPLOYEES        PRICE           DATE             5%             10%
                                 ----------      ----------      --------      ----------          --             ---
Claire C. Skinner                  8,000            7.9           $16.50        02/19/12        $204,775        $311,249
Michael R. Terlep, Jr.             5,500            5.4            16.50        02/19/12         140,783         213,984
Richard M. Lavers                  5,500            5.4            16.50        02/19/12         140,783         213,984
Joseph P. Tomczak                  5,500            5.4            16.50        02/19/12         140,783         213,984
Steven E. Kerr                     5,500            5.4            16.50        02/19/12         140,783         213,984

---------------
(1) Options vest over a four year period at 25% per year and expire at the end of a ten year term.

STOCK OPTION EXERCISES AND VALUES TABLE

     The following table shows information with respect to options for the Company's Common Stock either exercised or having value outstanding under the Company's 1994 and 2000 Omnibus Stock Incentive Programs.

                   AGGREGATED OPTION EXERCISES IN FISCAL 2002
                           AND YEAR END OPTION VALUES

                                 OPTIONS EXERCISED                     NUMBER OF
                                      IN 2002                    SECURITIES UNDERLYING                VALUE OF UNEXERCISED
                             --------------------------          UNEXERCISED OPTIONS AT             IN-THE-MONEY OPTIONS AT
                               SHARES                              DECEMBER 31, 2002                   DECEMBER 31, 2002*
                              ACQUIRED          VALUE        ------------------------------      ------------------------------
                             ON EXERCISE      REALIZED*      EXERCISABLE      UNEXERCISABLE      EXERCISABLE      UNEXERCISABLE
                             -----------      ---------      -----------      -------------      -----------      -------------
Claire C. Skinner                 --           $   --          32,500            35,500           $145,000          $145,000
Michael R. Terlep, Jr.            --               --          22,500            22,000             89,925            87,975
Richard M. Lavers                 --               --          23,250            25,250            107,325           105,375
Joseph P. Tomczak                 --               --           9,000            32,500              4,200           102,600
Steven E. Kerr                   750            1,500           8,625            12,625             35,288            35,288

---------------
* Market value of the underlying securities at exercise date or year-end as the case may be, minus the exercise price of the options.

BENEFITS

     In addition to the Company's 401(k) qualified retirement plan, the more senior managers of the Company (approximately 25) are eligible to participate in a non-qualified retirement plan. This plan has two levels, a Supplemental Executive Retirement Plan (SERP) for senior executives and a MIRROR Plan for other senior managers. Together with the Company's 401(k) plan, these benefits create a competitive retirement benefit that includes matching Company stock contributions and vesting requirements.

EXECUTIVE LIFE INSURANCE

     The Committee approved an Executive Life Insurance Plan that provides the SERP and MIRROR Plan participants with either $1,000,000 or $500,000 of life insurance. The Committee believes that this benefit enhances the Company's ability to attract and retain executive talent.

STOCK OWNERSHIP GUIDELINES

     Stock ownership guidelines have been established for senior executives and officers. The established guidelines range from four times to one times base salary for key officers that may be designated by the Committee. The targeted stock ownership should be achieved within four (4) years. Shares to be counted include shares held in the executives' 401(k), or IRA, Supplemental Deferred Compensation Plan, restricted shares, shares held in trust or in beneficial ownership by or for an immediate family member, shares purchased on the open market or through the Employee Stock Purchase Plan, or shares held following the exercise of stock options. Stock options are not counted towards the executive's stock ownership position until exercised.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The Chief Executive Officer's (CEO) compensation is established pursuant to the same philosophy and objectives described earlier in this report, and includes the same elements and performance measures used for the Company's other officers. Based on the Company's performance in 2002, the CEO received a bonus under the Executive Annual Performance Incentive Plan based on achievement of certain pre-established financial objectives. 2002 total compensation for Claire
C. Skinner as the CEO included a base salary of $310,000 and a bonus under the Executive Annual Performance Incentive Plan of $223,169, which was approximately 72% of her "Target" bonus.

COMPLIANCE WITH SECTION 162(M)

     Federal tax law establishes certain requirements in order for compensation exceeding $1 million earned by certain executives to be deductible. Because the total compensation for any executive officer is significantly below the $1 million threshold, the Compensation Committee has not had to address the issues relative thereto. However, the Committee attempts to preserve the tax deductibility of all executive compensation while maintaining flexibility with respect to its compensation programs.

CHANGE IN CONTROL AGREEMENTS

     The Company has entered into Change in Control Agreements with certain key employees, including the named executive officers. Each Change in Control Agreement provides for the payment of benefits in the event that, within a three-year period following the date of a "change in control," (i) the executive's employment is terminated by the Company without "cause," or (ii) the executive terminates employment for "good reason". The terms "change in control," "cause" and "good reason" are defined in the Agreements. The amount of the benefits payable to an executive entitled thereto would be an amount equal to accrued salary through the termination date and target annual bonus, plus either two or three times the sum of (i) the executive's annual base salary at the rate in effect at the time of the change in control or upon termination, whichever is greater, plus (ii) the executive's target annual bonus. The Agreements also provide for the full vesting of an executive's 401(k) account and a matching contribution for a two or three-year period, as well as the acceleration of vesting of any outstanding options or shares of restricted stock and the continuation of certain fringe benefits for a two or three-year period. In addition, several of the benefit plans provide for modified vesting and contribution provisions upon a change in control. Certain Change in Control Agreements provide a gross-up of the amount of benefits provided to hold the executives harmless from the impact of any excise tax imposed under the "parachute payment" provisions of the Internal Revenue Code. The term of the Agreements shall extend through the executive's term of employment, or the third anniversary of the date of a change in control of the Company, if sooner.

SUMMARY

     The Committee believes that the foregoing compensation programs serve the long-term interests of shareholders. These programs create a strong link between long-term executive rewards and long-term shareholder rewards; they attract, retain and motivate outstanding executive talent; and they further the Company's long-term leadership succession objectives. The Committee will continue to emphasize variable, performance based compensation programs that it believes positively affect long-term shareholder value.

                     Members of the Compensation Committee:
                           Robert J. Deputy, Chairman
                               Geoffrey B. Bloom
                                Donald W. Hudler
                               William P. Johnson

                      NOMINATING AND GOVERNANCE COMMITTEE

     Functions:

        - consider director nominees recommended by shareholders if such recommendations are submitted in writing to the Committee in accordance with the Company's Bylaws

        - identify individuals qualified to become Board members

        - recommend director nominees for each annual meeting of shareholders

        - develop and recommend a set of corporate governance principles

The Nominating and Governance Committee met four times in 2002.

                     NOMINATING/GOVERNANCE COMMITTEE REPORT

     The Nominating Committee was created in 1997 when the Board of Directors was temporarily expanded from 9 to 11 members, with the purpose of finding and recommending qualified candidates for the Board of Directors. Subsequently, the Committee was delegated additional responsibilities in the area of succession planning. In 2002, the Committee began a search to fill the vacancy created by the untimely passing of Director Fred Miller, and ultimately recommended the candidacy of Mr. Rex Martin at the January 2003, meeting, to fill the unexpired portion of Mr. Miller's term. In response to changing practices in corporate governance, at the October 24, 2002 meeting of the Board, the name of the Committee was changed to the Nominating/Governance Committee. The Nominating/Governance Committee was directed to develop a new charter for the Committee, meeting new legal requirements. The Committee will recommend such a charter for adoption in calendar year 2003.

                Members of the Nominating/Governance Committee:

                           Thomas H. Corson, Chairman
                                 Philip G. Lux
                                Robert J. Deputy

                         OUTSIDE DIRECTOR COMPENSATION

     Directors who are also employees of the Company receive no additional compensation for service as a director. Non-employee directors are compensated as follows: for the 2002-2003 service year which began May 2002, each Outside Director of the Company was entitled to the following annual retainers as compensation for his or her services on the Board of Directors: (a) ten thousand dollars ($10,000) in cash; (b) ten thousand dollars ($10,000) in the Company's Common Stock; (c) three thousand dollars ($3,000) in cash for each committee of the Board on which the director serves; (d) two thousand dollars ($2,000) in cash for each committee of the Board which the director chairs; and (e) a grant of an option for one thousand (1,000) shares of the Company's common stock.

     The number of shares issued for each stock retainer is determined by and the option exercise price for each stock option is equal to the closing price of the Common Stock on the NYSE Composite Transactions Tape, as reported in The Wall Street Journal, Midwest Edition on the date of the annual shareholders' meeting. The compensation for the coming year is payable promptly following the election of the directors at the annual shareholders' meeting, in advance for the coming service year.

     At least fifteen (15) days prior to each annual shareholders' meeting, each director may irrevocably elect in writing to receive any portion of his or her cash compensation: in unrestricted Common Stock valued at one hundred ten percent (110%) of the cash amount elected, plus an amount calculated by the Company necessary to gross up the director's income to cover the director's federal income taxes for that year for the additional 10% of stock; or, in restricted Common Stock valued at one hundred forty percent (140%) of the cash amount elected. All restricted Common Stock is deposited with the Company until the director's completion of two years of service thereafter, and is subject to the following restrictions: (a) deposited stock is non-transferable until the completion of that two year period of service; and, (b) the shares will be forfeited to the Company without any payments to the director in the event of a termination of the director's service on the Board prior to the completion of the two year period of service for any reason other than death, disability or mandatory retirement; except that, in the event of a Change in Control, all such stock will be delivered to the director without any restrictions.

     All stock delivered and stock options granted under the compensation plan for non-employee directors are authorized under the Coachmen Industries, Inc. 2000 Omnibus Stock Incentive Program, as approved by the shareholders.

STOCK OWNERSHIP GUIDELINES--NON-EMPLOYEE DIRECTORS

     The Board has adopted stock ownership guidelines for its non-employee directors at a multiple of four times the amount of the director's annual cash and stock retainer. The targeted stock ownership should be achieved within three years of appointment to the Board. Shares to be counted included restricted shares, shares held in trust or in beneficial ownership by or for an immediate family member, shares purchased on the open market, or shares held following the exercise of stock options. Stock options are not counted towards the non-employee directors' stock ownership position until exercised.

                    DIRECTORS' AND OFFICERS' STOCK OWNERSHIP

     The following table shows the amount of Company Common Stock each named executive officer, nominee and incumbent director beneficially owned as of March 17, 2003, including shares covered by stock options exercisable within 60 days of March 17, 2003. Please note that, as reported in this table, beneficial ownership includes those shares each individual has the power to vote or transfer, as well as shares owned by immediate family members that reside in the same household.

                                                                           EXEC.
                                                          SHARES         OFFICERS'
                                                          HELD IN        DEFERRED
                          SHARES       EXERCISABLE        401(K)          COMMON     TOTAL SHARES      % OF
                       BENEFICIALLY      WITHIN         PLAN AS OF         STOCK     BENEFICIALLY     SHARES
        NAME              OWNED          60 DAYS     DECEMBER 31, 2002     UNITS        OWNED       OUTSTANDING
        ----           ------------    -----------   -----------------   ---------   ------------   -----------
C. C. Skinner             226,402(1)      37,000             146           1,839        265,387         1.7%
G. B. Bloom                 8,750            750               0               0          9,500           *
K. D. Corson               71,587(1)         750               0               0         72,337           *
T. H. Corson            1,085,177(1)         750               0               0      1,085,927           7%
R. J. Deputy               32,702            750               0               0         33,452           *
D. W. Hudler                7,250            750               0               0          8,000           *
W. P. Johnson              30,920            750               0               0         31,670           *
S. E. Kerr                  2,925          9,375             151           2,615         15,066           *
R. M. Lavers                3,729         25,625             151           1,170         30,675           *
P. G. Lux                 101,176            750               0               0        101,926           *
R. Martin                       0              0               0               0              0           *
E. J. Miller                9,685            750               0               0         10,435           *
M. R. Terlep, Jr.           3,039         21,625             152           1,274         26,090           *
J. P. Tomczak               1,924         10,375              48           1,500         13,847           *
All Current Directors
  and Executive
  Officers as a group
  (17 persons)          1,598,573        120,200           1,029           8,960      1,728,762        11.2%

---------------
 *  Less than 1%.

(1) Includes shares, as to which beneficial ownership is disclaimed, held by or for the benefit of family members as follows:

    C. C. Skinner, 40,642 shares held by J.P. Skinner; K.D. Corson, 36,400 shares held by J.F. Corson; T.H. Corson, 507,540 shares held by D.S. Corson.

                          STOCK OWNERSHIP INFORMATION

     The following table sets forth, as of December 31, 2002, information concerning the only parties known to Coachmen having beneficial ownership of more than 5 percent of its outstanding Common Stock, based on annual 13G filings for the year ending December 31, 2002.

                                                               NUMBER OF
                                                                 SHARES
                      NAME AND ADDRESS                        BENEFICIALLY          PERCENT
                    OF BENEFICIAL OWNER                          OWNED              OF CLASS
                    -------------------                       ------------          --------
First Pacific Advisors, Inc.                                   2,642,200              16.9%
11400 West Olympic Blvd., Suite 1200
Los Angeles, California 90064

FMR Corp.                                                      2,059,580              13.1%
82 Devonshire St
Boston, MA 02109

Dalton, Greiner, Hartman, Maher & Co.                          1,329,765               8.4%
565 Fifth Ave., Suite 2101
New York, New York 10017

Dimensional Fund Advisors, Inc.                                1,136,700               7.3%
1299 Ocean Avenue
Santa Monica, California 90401

Thomas H. Corson                                                 578,387(1)(2)         3.7%
Past Chairman of the Board
P.O. Box 504
Middlebury, Indiana 46540

Dorthy S. Corson                                                 507,540(2)            3.3%
(Wife of Thomas H. Corson)
P.O. Box 504
Middlebury, Indiana 46540

---------------

(1) Includes 750 stock options exercisable within 60 days of March 17, 2003.

(2) Thomas H. Corson is also the beneficial owner of 507,540 shares owned by Dorthy S. Corson. Dorthy S. Corson is also the beneficial owner of 578,387 shares owned by Thomas H. Corson.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires that certain of the Company's directors, officers and stockholders file with the Securities and Exchange Commission and the New York Stock Exchange an initial statement of beneficial ownership and certain statements of changes in beneficial ownership of Common Stock of the Company. Based solely on its review of such forms received by the Company and written representation from the directors and officers that no other reports were required, the Company is unaware of any instances of noncompliance, or late compliance, with the requirements during the fiscal year ended December 31, 2002 by its officers, directors or stockholders.

                               PERFORMANCE GRAPH

     The stock price performance shown on the graph below is not necessarily indicative of future price performance. The companies comprising the Peer Group are Fleetwood Enterprises, Inc., Skyline Corporation, Thor Industries, Inc. and Winnebago Industries, Inc. The total return of each company in the Peer Group has been weighted according to Coachmen's stock market capitalization as of the beginning of each period.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
                       ASSUMES INITIAL INVESTMENT OF $100
                           THROUGH DECEMBER 31, 2002

                              [PERFORMANCE GRAPH]

--------------------------------------------------------------------------------------------------------------------
                                           1997         1998         1999         2000         2001         2002
--------------------------------------------------------------------------------------------------------------------
 Coachmen Industries, Inc.  Cum $        $100.00      $122.81      $ 71.57      $ 50.62      $ 58.92      $ 78.61
 S & P 500                  Cum $        $100.00      $128.58      $155.64      $141.47      $124.66      $ 97.11
 Peer Group                 Cum $        $100.00      $ 99.45      $ 82.10      $ 56.59      $ 95.80      $110.77

Assumes $100 invested at the close of trading on the last trading day preceding the first day of the fifth preceding fiscal year in Coachmen common stock, S&P 500, and Peer Group.

*Cumulative total return assumes reinvestment of dividends.

                              INDEPENDENT AUDITORS

     The Company's auditors for the year 2002 were Ernst & Young LLP, and that firm has been selected as the Company's auditors for fiscal year 2003. Such accounting firm is expected to have a representative at the Annual Meeting of Shareholders and will be available to respond to appropriate questions at that time and have an opportunity to make a statement if they desire to do so.

AUDIT AND ALL OTHER FEES

     The fees billed to the Company by Ernst & Young LLP with respect to the year 2002 were the following:

Annual Audit Fees                                             $  177,000
Audit-Related Fees                                            $   14,750
Financial Information Systems
Design and Implementation Fees                                $        0
All Other Fees                                                $1,114,840

     The Annual Audit Fees include amounts billed for audit of the Company's annual consolidated financial statements for the year 2002 and the timely review of the financial statements included in the forms 10-Q filed by the Company during the year. Audit-Related Fees for 2002 were related to a response to an SEC comment letter regarding the Form 10-K annual report for the year ended December 31, 2001. Fees billed for non-audit services during the year were related primarily to tax-related services and internal audit services. It is anticipated that Ernst & Young LLP will provide tax services during the year 2003. The Audit Committee has considered and concluded that the provision of other non-audit services is not compatible with maintaining the independence of Ernst & Young LLP. Consequently, internal audit services previously contracted with Ernst & Young LLP will either be performed by internal auditors employed by the Company or by other outside independent consultants.

                                 OTHER BUSINESS

     The Board of Directors does not know of any other business to be presented to the Annual Meeting and does not intend to bring other matters before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, it is intended that the persons named in the accompanying proxy form will vote thereon according to their best judgment and interest of the Company. No shareholder has informed the Company of any intention to propose any other matter to be acted upon at the Annual Meeting. Accordingly, the persons named in the accompanying proxy form are allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been discussed in this Proxy Statement.

                                          By Order of the Board of Directors,

                                                   RICHARD M. LAVERS
                                                       Secretary

Dated: March 28, 2003

APPENDIX A:

                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                          OF COACHMEN INDUSTRIES, INC.

                                    CHARTER

                     As amended and adopted August 1, 2002

I. PURPOSE

     The Audit Committee shall provide assistance to the corporate directors in fulfilling their responsibility to oversee that management has: maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Company; established and maintained processes to assure that an adequate system of internal control is functioning within the Company; and established and maintained reasonable processes to assure compliance by the Company with all applicable laws, regulations and corporate policy, including compliance, risk management and legal affairs.

     The Audit Committee will fulfill these responsibilities primarily by carrying out the activities enumerated in Section IV of this Charter.

II. COMPOSITION

     The Audit Committee shall be comprised of no less than three (3) or more Directors (as determined from time to time by the Board) each of whom shall meet the independence and experience requirements of the New York Stock Exchange. All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, and at least two members of the Audit Committee shall have accounting or related executive financial management expertise.

III. MEETINGS

     The Audit Committee shall meet at least four times annually, or more frequently as it deems necessary to fulfill its responsibilities.

IV. RESPONSIBILITIES AND DUTIES

     The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company's financial statements. It is not the duty of the Audit Committee to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles, to conduct investigations, to resolve disagreements, if any, between management and the Outside Auditors, or to assure compliance with laws and regulations and the Company's policies.

     To fulfill responsibilities and duties the Audit Committee shall:

     1. Review and reassess, at least annually, the adequacy of this Charter. Make recommendations to the Board, as conditions dictate, to update this Charter and publish the Committee's purpose in the proxy statement to its shareholders.

     2. Review with management and the Outside Auditors the Company's Annual Report on Form 10-K and financial statements, including a discussion with the Outside Auditors of the matters required to be discussed by Statement of Auditing Standards No. 61 ("SAS no. 61"), Communication with Audit Committees.

     3. Review with management and the Outside Auditors the Quarterly Report on Form 10-Q prior to its filing or prior to the release of earnings, including a discussion with the Outside Auditors of the matters to be discussed under generally accepted auditing standards. The Chairperson of the Audit Committee may represent the entire Audit Committee for purposes of this review.

     4. Make recommendations to the Board regarding the appointment or termination of the independent certified public accountants to be appointed as the auditors of the Company ("Outside Auditors") and review the performance of the Outside Auditors. The Audit Committee shall approve all fees payable to Outside Auditors, and shall approve all non-audit services to be performed by the Outside Auditors. The Board has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the Outside Auditors. The Outside Auditors are ultimately accountable to the entire Board through the Audit Committee for their review of the financial statements and controls of the Corporation.

     5. Oversee independence of the Outside Auditors by receiving from and discussing with them at least annually, a formal written statement delineating all relationships between the Outside Auditors and the Company, and any other relationships that might impact the objectivity and independence of the Outside Auditors, and including those disclosures required under standards issued by the Independence Standards Board. Based on such review the Audit Committee shall assess the independence of the Outside Auditors and, if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the Outside Auditors.

     6. In conjunction with the Outside Auditors, review the integrity and quality of the Company's financial reporting processes (internal and external), accounting principles, judgments and estimates, and any material financial or other arrangements which do not appear in the financial statements of the Company, and review any major changes in the Company's auditing and accounting principles and practices as suggested by the Outside Auditors, internal auditors or management.

     7. Review and discuss with management and the Outside Auditors the adequacy of the Company's internal controls and internal audit procedures, including the appointment or replacement of the senior internal auditing executive.

     8. Review in conjunction with the General Counsel legal and regulatory matters which may have a material effect on the financial statements, including material pending legal proceedings and other contingent liabilities, and any material reports or inquiries received from regulators or governmental agencies.

     9. Meet at least quarterly with the Chief Financial Officer, the senior internal auditing executive, and the Outside Auditors in separate executive sessions, and with management present, to discuss the results of their examinations and other matters, including management's responses.

     10. Have the authority to retain such outside counsel, experts or other advisors as it determines appropriate to assist in the full performance of its functions.

     11. Have the authority to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company.

     12. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

     13. Assess its performance of the duties specified in this Charter, and report its findings to the Board.

APPENDIX B:

                COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                          OF COACHMEN INDUSTRIES, INC.
                                    CHARTER
                            adopted October 20, 2000

     The Compensation Committee of the Board of Directors shall provide guidance to the Corporation in the area of executive compensation to ensure the Corporation's compensation policies and practices are in furtherance with the desire to recruit, develop, and retain the highest caliber talent in order to achieve the Corporation's business plans and optimize long-term financial returns.

     The Compensation Committee shall consist of not less than three members of the Board of Directors, one of whom shall be the Chairperson. The Committee and its Chairperson shall be appointed annually by the Board of Directors. In addition, no member of the Compensation Committee may be a full-time member of the senior management team.

     The Compensation Committee shall have the responsibility and authority for the following:

     1. Annually review and approve an Executive Compensation Plan and Strategy to ensure that the Chief Executive Officer and other senior officers are compensated in a manner consistent with the stated organization objectives of the Company, competitive practices, internal equity considerations, and the requirements of the appropriate regulatory bodies, and further, that they are rewarded appropriately for their contributions to company growth and profitability.

     2. Approve revisions to the Company's salary range structure, salary increase guidelines, and executive promotions.

     3. Ensure that the Annual Incentive Compensation Plan(s) are designed and administered in a manner consistent with the Company's compensation strategy, including participation, performance and compensation targets, and awards paid.

     4. Ensure that equity-related Long Term Incentive Plans for management are designed and administered in a manner consistent with the Company's compensation strategy, including participation, performance and vesting requirements, awards and dilution.

     5. Ensure that the Company's employee benefit, retirement programs and equity incentive plans are administered in a manner consistent with the Company's compensation strategy; and approve changes to those plans, subject to Board of Director approval.

     6. Review with the CEO matters relating to management succession.

                                   DETACH CARD
-------------------------------------------------------------------------------

                            COACHMEN INDUSTRIES, INC.
                                 P.O. BOX 3300
                             ELKHART, INDIANA 46515

       THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder(s) of Coachmen Industries, Inc., an Indiana corporation, hereby appoints Claire C. Skinner and William P. Johnson, and each of them, as my (our) proxies, each with the power to appoint a substitute, and hereby authorizes them, and each of them individually, to represent and to vote, as designated below, all of the shares of Coachmen Industries, Inc. which the undersigned is or may be entitled to vote at the Annual Meeting of Shareholders to be held at the Christiana Creek Country Club, Elkhart, Indiana, at 10:00 a.m. local time, on May 1, 2003, or any adjournment thereof, with the same authority as if the undersigned were personally present.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL BELOW:

1. Election of three (3) Directors (to serve for a three-year term expiring in 2006).


[ ] FOR all nominees listed                   [ ] WITHHOLD AUTHORITY
    (except as marked to the contrary below).     to vote for all nominees listed below.


Nominees: Claire C. Skinner, Donald W. Hudler and Philip G. Lux

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)

-------------------------------------------------------------------------------
             (CONTINUED AND TO BE DATED AND SIGNED ON REVERSE SIDE.)

                                   DETACH CARD
-------------------------------------------------------------------------------


                         (CONTINUED FROM THE OTHER SIDE)

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder.


IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF
DIRECTORS.

YOUR SIGNATURE ON THIS PROXY IS YOUR ACKNOWLEDGMENT OF RECEIPT OF THE NOTICE OF MEETING AND PROXY STATEMENT.



                                        Dated:                      ,2003
                                              ----------------------

                                        ----------------------------------
                                        Signature

                                        ----------------------------------
                                        (Signature if held jointly)

                                        NOTE: Please sign exactly as name
                                        appears above. When shares are held by
                                        joint tenants, both should sign. When
                                        signing as attorney, executor,
                                        administrator, trustee, or guardian,
                                        please give title as such. If
                                        shareholder is a corporation, please
                                        sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED
ENVELOPE.